Exhibit 3.19

May 26, 2021

Liberty Star Minerals

LBSR: OTC Markets

http://www.lbsr.us

FOR IMMEDIATE RELEASE

Liberty Star Releases Latest Assay Results from the Gold Prospect Red Rock Canyon Tract of the Hay Mountain Project in Cochise County, Arizona, USA

TUCSON, AZ – (May 26, 2021) – Liberty Star Minerals (“Liberty Star” or the “Company”) (OTCPK: LBSR) is pleased to announce the public release of geochemical assay results prepared by ALS/USA Inc. The Company noted in its news release issued May 21st that the results were forthcoming on the heels of its latest technical report focused on the gold prospect at Red Rock Canyon. Previously released geochemical assay results from October 2020 and Feb 2021 can be viewed on the Liberty Star Minerals website.

Image hyperlinked to ALS/USA assay tables on LBSR.us	This set of results strongly aligns with previous assay results indicating that the Red Rock portion of the Hay Mountain Project is a potential gold property.

In the Technical Report Red Rock Canyon Gold Property Cochise County, Arizona (“RRC Technical Report) author Qualified Person Barney Guarnera states:

During the April-May 2021 site visit, previously drilled exploration holes were located, outcrops of jasperoid and silica-soaked rocks (silicification) examined, and 15 samples were collected for assay. The author would note that all samples were collected in accordance with standards of CIMM Best Practices. At the time of this writing, assay results are pending (p.27)

Nine of the fifteen rock samples submitted to the Tucson ALS/USA lab tested strongly for the presence of gold with assayed results ranging between 0.62 to 67.7 ppm or (0.020 to 2.18 opt). These numbers were expected to reinforce the historical drilling results, given the findings in the RRC Technical Report after Mr. Guarnera’s thorough investigation of previous drill results in the area in addition to other geological research.

Management is encouraged with the promising grades contained in these outcrops. It is important for the reader to note that these samples were taken on a grid and therefore include wall rock intermediate to the mineralized zones identified by drilling. The Company believes that gold indications in the wall rock is symptomatic of highly energetic hydrothermal or epithermal activity likely the source of the mineralization we are finding.

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Close up of the observed drill hole locations w/ geochem sample locations, RRC May2021 – Click on Images to enlarge

Davis Rd
Tombstone Municipal Airport
May 2021 Observed Drill Holes
& Rock Sample Locations
Unknown Hole ID
314102
314135
314136
314121
314137
314126
314120
314127
314090
314091
314122
314123
92-3
314092
314125
314119
314124
314097
314118
314133
314111
314131
314134
314094
314117
314116
314114
314112
314132
314109
314108
314105
314106
314103
314104
314107
314130
314129
314128
314100
314098
314099
89-3
90-2
90-1
90-5
90-4
314139
314140
315146
314093
May 2021 Rock Sample Locations 314138-314152
Jan 2021 Rock Sample Locations 314110-314137
Oct 2020 Rock Sample Locations 314087-314109
RRC Observed Drill Hole Locations
OpenStreetMap Standard
0
500
1000 m
N

Red Rock Canyon - Observed drill holes & geochem sampling 2020 - 2021

The release of these assay tables continues the Company’s commitment to share scientific data publicly through its website. The “Geoscientific Studies” webpage lists the technical reports available on www.lbsr.us .

“Brett I. Gross” Brett I. Gross

CEO/President

Liberty Star Minerals

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Forward Looking Statements Certain information contained in public release may contain “forward-looking statements,” as defined in the U.S. Private Securities Litigation Reform Act of 1995, and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. All statements contained herein that are not historical facts are forward-looking statements that involve risks, uncertainties and other factors which are unforeseeable and beyond the Company’s or management’s control, that could cause actual results, developments and business decisions to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements may include but not be limited to the business strategies for the Company, assumptions of management, pending or future transactions, future estimated mineral resources or grades, investments, asset valuations, anticipated permits and approvals and other information that may be based on forecasts of future exploration, operational or financial results or estimates of matters not yet determinable. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance using words or phrases like the following may be forward-looking statements: : “estimate”, “intend”, “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” “may”, “might”, “could”, “would” or similar words or expressions. Important factors that could differ materially from the expectations of the Company and management include, among other things, risks related to unsuccessful exploration results, metals prices, fluctuations in currency prices, international markets, conclusions of economic evaluations and changes in project parameters as plans continue to be refined as well as changes in the availability of funding for mineral exploration and development and general economic conditions.

Additional information about these factors, risks and uncertainties on which forward-looking statements are based is discussed in the Company’s Annual Report on Form 10-K for the year ended January 31, 2021, as updated from time to time in Company filings with the Securities and Exchange Commission. The Company is not responsible for updating the information contained in this public release beyond the presentation date or published date, or for changes made to this document by wire services or Internet services. Risk factors for the company are set out in the 10-K and other periodic filings made with the SEC on EDGAR (ref. Liberty Star Uranium & Metals, Corp.).

Regulation S-K 1300 Matters On October 31, 2018, the U.S. Securities and Exchange Commission adopted Subpart 1300 of Regulation S-K (“Regulation SK-1300”) to modernize the property disclosure requirements for mining registrants, and related guidance, under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. All registrants are required to comply with Regulation SK-1300 for fiscal years ending after January 1, 2021. Accordingly, the Company must comply with Regulation SK-1300 for its fiscal year ending January 31, 2021. Regulation SK-1300 uses the Committee for Mineral Reserves International Reporting Standards (“CRIRSCO”) based classification scheme for mineral resources and mineral reserves, that includes definitions for inferred, indicated, and measured mineral resources. Liberty Star is an “Exploration Stage Issuer” as defined in Subpart 1300. It currently has no exploration results, mineral resources or mineral reserves to report, accordingly, no information, opinions or data included in the website or in any public releases includes any information or disclosures regarding exploration results, mineral resources or mineral reserves as defined in Regulation SK-1300. As a result, the Company is not required, at this time, to obtain or provide a Technical Report Summary as defined in Regulation SK-1300. U.S. Investors are cautioned not to rely upon or assume for any purpose that any part of the mineralized real property of the Company in these categories will ever be converted into inferred, indicated, and measured mineral resources or probable or proven mineral reserves within the meaning of Regulation S-K 1300.

UNLESS OTHERWISE EXPRESSLY STATED ON THE FACE OF ANY SUCH INFORMATION, NOTHING CONTAINED IN THIS PUBLIC RELEASE IS, NOR DOES IT PURPORT TO BE, A TECHNICAL REPORT SUMMARY PREPARED BY A QUALIFIED PERSON PURSUANT TO AND IN ACCORDANCE WITH THE REQUIREMENTS OF SUBPART 1300 OF SECURITIES EXCHANGE COMMISSION REGULATION S-K.

Contact:

Liberty Star Minerals

Tracy Myers, Investor Relations

520-425-1433 – info@lbsr.us

Update 2104